UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 11, 2016

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 11, 2016, Spirit Realty Capital, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company’s stockholders approved the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan (the “Amended 2012 Plan”), which amends the original Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan (the “2012 Plan”) by: (i) increasing the number of shares available by 5,500,000 shares (to a total of 11,438,497 shares); (ii) imposing a $500,000 limit on the total aggregate value of equity-based awards granted under the Amended 2012 Plan for any non-employee director during any calendar year; and (iii) requiring that dividends and dividend equivalents payable in respect of performance-vesting awards be subject to the same vesting conditions as those applicable to the underlying awards. A copy of the Amended 2012 Plan was attached as Appendix A to the definitive proxy statement for the 2016 Annual Meeting filed by the Company with the Securities and Exchange Commission on April 11, 2016 (the “Proxy Statement”). The terms and conditions of the Amended 2012 Plan are incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
(a)    On May 11, 2016, the Company held its 2016 Annual Meeting. As of March 18, 2016, the record date for the 2016 Annual Meeting, there were 441,819,964 common shares outstanding and entitled to vote at the 2016 Annual Meeting. The Company solicited proxies for the 2016 Annual Meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934.
(b)    At the 2016 Annual Meeting, the stockholders of the Company:

i.
elected Kevin M. Charlton, Todd A. Dunn, David J. Gilbert, Richard I. Gilchrist, Diane M. Morefield, Thomas H. Nolan Jr., Sheli Z. Rosenberg, Thomas D. Senkbeil, Nicholas P. Shepherd to the board of directors of the Company (the "Board");

ii.	ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

iii.	approved the Amended 2012 Plan, which increased the number of shares of common stock reserved for issuance thereunder by 5,500,000 shares; and

iv.	approved, on an advisory basis, the compensation of the Company's named executive officers.
The results of the matters voted upon at the 2016 Annual Meeting were as follows:
Proposal 1:    Election of Directors as described in the Proxy Statement
Proposal 1 considered at the 2016 Annual Meeting was the election of nine directors to serve on the Board until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualify.
The nominees were elected with the following voting results:

Directors	Voted For	Votes Withheld	Abstentions	Broker Non-Votes
Kevin M. Charlton	334,131,800	6,225,098	—	39,229,158
Todd A. Dunn	337,304,830	3,052,068	—	39,229,158
David J. Gilbert	335,231,587	5,125,311	—	39,229,158
Richard I. Gilchrist	335,213,670	5,142,228	—	39,229,158
Diane M. Morefield	338,700,273	1,656,625	—	39,229,158
Thomas H. Nolan, Jr.	332,644,647	7,712,251	—	39,229,158
Sheli Z. Rosenberg	334,058,920	6,297,978	—	39,229,158
Thomas D. Senkbeil	338,653,628	1,703,270	—	39,229,158
Nicholas P. Shepherd	321,447,513	18,909,385	—	39,229,158

Proposal 2:    Ratification of the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the year ended December 31, 2016 as described in the Proxy Statement.

Proposal 2	Votes For	Votes Against	Abstentions	Broker Non-Vote
Ratification of Ernst & Young	378,412,632	463,004	710,420	—

Proposal 3:    Approval of the Amended 2012 Plan as described in the Proxy Statement.

Proposal 3	Votes For	Votes Against	Abstentions	Broker Non-Vote
Approval of the Amended 2012 Plan	332,334,138	7,068,053	954,708	39,229,158

Proposal 4:    Advisory vote to approve the compensation of the Company's named executive officers as described in the Proxy Statement.

Proposal 4	Votes For	Votes Against	Abstentions	Broker Non-Vote
Advisory Executive Compensation vote	321,467,575	17,718,538	1,170,785	39,229,158

(c)    Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Date: May 16, 2016